QUEST DIAGNOSTICS INCORPORATED
(a Delaware corporation)

$400,000,000 5.125% Senior Notes Due 2010
$500,000,000 5.45% Senior Notes Due 2015

PURCHASE AGREEMENT

Dated: October 25, 2005

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Schedule A	-	Initial Purchasers
Schedule B	-	Pricing Information
Schedule C	-	Guarantors
Schedule D	-	Subsidiaries
Exhibit A	-	Form of Opinion of Shearman & Sterling
Exhibit B	-	Form of Opinion of Assistant General Counsel
and Corporate Secretary of the Company
Exhibit C	-	Form of Comfort Letters

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QUEST DIAGNOSTICS INCORPORATED
(a Delaware corporation)

$400,000,000  5.125% Senior Notes due 2010
$500,000,000 5.45% Senior Notes due  2015

PURCHASE AGREEMENT

October 25, 2005

BANC OF AMERICA SECURITIES LLC
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
MORGAN STANLEY & CO. INCORPORATED
  as Representatives of the several Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

                Quest Diagnostics Incorporated, a Delaware corporation (the “Company”), and each of the Guarantors listed on Schedule C hereto (the “Guarantors”), confirm their respective agreements with Banc of America Securities LLC (“Banc of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”, and together with Banc of America and Merrill Lynch, the “Joint Book-Running Managers”) and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any Initial Purchaser substituted as hereinafter provided in Section 11 hereof), for whom Banc of America Securities LLC, Merrill Lynch and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule B of $400,000,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2010 and $500,000,000 aggregate principal amount of the Company’s 5.45% Senior Notes due 2015 (collectively, the “Notes”) and (ii) the issue and sale by the Guarantors and the purchase by the Initial Purchasers, acting severally and not jointly, of the senior guarantees (the “Guarantees”) of the Company’s obligations under the Notes. The Notes and the Guarantees are to be issued pursuant to an indenture dated as of June 27, 2001 (the “Base Indenture”) among the Company, the Guarantors and Bank of New York, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of June 27, 2001, among the Company, as issuer, the Initial Subsidiary Guarantors party thereto as guarantors, and the Trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors party thereto and the Trustee, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among the Company, the additional Subsidiary Guarantors party thereto and the Trustee, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among the Company, the additional Subsidiary Guarantors party thereto and the Trustee, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, among the Company, the additional Subsidiary Guarantor party thereto and the Trustee and to be further supplemented by a sixth supplemental indenture dated October 31, 2005 (the Base Indenture together with all such supplements, the “Indenture”) among the Company, the Subsidiary Guarantors party thereto and the Trustee. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Time (as defined in Section 2 hereof)(the “DTC Agreement”), among the Company, the Guarantors, the Trustee and the Depositary.

                The holders of the Notes will be entitled to the benefits of a registration rights agreement, dated as of October 31, 2005 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the 1933 Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement (the “Shelf Registration Statement”) pursuant to Rule 415 of the 1933 Act relating to the resale by certain holders of the Notes.

                The payment of principal of, premium and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by each Guarantor, pursuant to their “Guarantees”. The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

                The Company and the Guarantors understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum and agree that the Initial Purchasers may initially resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after the date of this Agreement. The Securities are to be sold to the Initial Purchasers and offered and resold by the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the 1933 Act (the “1933 Act Regulations”).

                The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated October 25, 2005 (the “Preliminary Offering Memorandum”), and has prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated October 25, 2005, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the Company’s Offering Memorandum, dated October 25, 2005, including amendments or supplements thereto, any exhibits thereto and the documents incorporated by reference therein, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3 hereof) furnished by the Company prior to the completion of the distribution of the Securities.

                All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Offering Memorandum.

                SECTION 1.                Representations and Warranties.

                (a)           Representations and Warranties by the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Initial Purchaser, as follows:

(i) Offering Memorandum. The preliminary offering memorandum, as of its date, did not and the Offering Memorandum as of its date does not, and as of the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company and the Guarantors in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum. Each of the preliminary Offering Memorandum and the Offering Memorandum, as of their respective dates, contains all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Offering Memorandum at its date and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. PriceWaterhouseCoopers LLP, which certified the audited financial statements included in the Offering Memorandum are independent public accountants, with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

(iv) Financial Statements. The financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedule and notes, present fairly (A) the financial position of the Company and its Subsidiaries (as defined below) on a consolidated basis at the dates indicated and (B) the statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries on a consolidated basis for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The as adjusted information included or incorporated by reference in the Offering Memorandum present fairly the information shown therein, and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There are no historical or pro forma financial statements required by the 1933 Act to be disclosed in a registration statement which are not so disclosed in the Offering Memorandum.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change, in the business, financial condition, operations, cash flow or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those described or contemplated by the Offering Memorandum or in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or existence, has corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Offering Memorandum, all of the outstanding capital stock or partnership interests of each Subsidiary have been duly authorized and validly issued or created, are fully paid and non-assessable and except as described in Schedule D are owned by the Company, directly or through the Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for pledges of such capital stock and partnership interests that were granted under the Amended and Restated Credit Agreement; none of the outstanding shares of capital stock or partnership interests of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter, by-laws or other charter documents of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. All of the Subsidiaries of the Company are listed on Schedule D attached hereto.

(viii) Authorization of this Agreement and the Registration Rights Agreement. This Agreement has been, and at or prior to the Closing Time, the Registration Rights Agreement will have been, duly authorized, executed and delivered by, and each such agreement will be a valid and biding agreement of, the Company and each of the Guarantors party thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix) Authorization and Description of the Indenture. The Base Indenture and each supplemental indenture thereto have all been duly authorized, executed and delivered by the Company and each of the Guarantors and constitute valid and binding agreements of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Sixth Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) Authorization of the Notes, the Guarantees and the Exchange Notes. The Notes to be purchased by the Initial Purchasers from the Company have been duly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture. The Guarantees of the Notes and the Exchange Notes have been duly authorized by the Guarantors and, when executed and delivered in the manner provided for in the Indenture, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xi) Description of the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement. The description of the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement set forth in the Offering Memorandum are correct and complete in all material respects.

(xii) Non-Guarantor Subsidiaries. Each Subsidiary that is a guarantor under the Amended and Restated Credit Agreement, is a Guarantor. All Subsidiaries that are not Guarantors (other than Quest Diagnostics Receivables Incorporated) did not collectively (a) own more than 10% of the Company’s consolidated assets at December 31, 2004 or (b) account for more than 6% of the Company’s consolidated revenues for the year ended December 31, 2004.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”) or has violated or is in violation of any of the laws, rules and regulations administered by the United States Centers for Medicare and Medicaid Services (“CMS”), the United States Food and Drug Administration (the “FDA”), the Substance Abuse and Mental Health Services Administration (the “SAMHSA”) and by the Drug Enforcement Administration (the “DEA”), or any other applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets or properties, except in each case for such defaults or violations that have been disclosed or that would not singly or in the aggregate result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the Guarantees and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Guarantors in connection with the consummation of the transactions contemplated by this Agreement herein and in the Offering Memorandum (including the issuance and sale of the Securities and the Guarantees, the use of the proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company and the Guarantors with their respective obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Guarantees have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations.

(xiv) Absence of Labor Disputes. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company and the Guarantors, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

(xv) Absence of Proceedings. Except as disclosed in the Offering Memorandum or the documents incorporated by reference thereto, there is not pending or, to the knowledge of the Company or any Guarantor, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any domestic or foreign court or governmental agency or body, affecting (i) the possession by any of them of any Governmental Authorization (as defined herein) currently held by any them, (ii) the accreditation of any of their respective laboratories with the College of American Pathologists (“CAP”), (iii) any of their qualification to perform services for and receive reimbursement from, Medicaid, Medicare, TRICARE or CHAMPUS (iv) any of their ability to conduct their clinical testing business in any state or (v) any of them in any other way, which in the case of any of the foregoing, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and the Subsidiaries considered as one enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or under the Indenture, the Registration Rights Agreement, the Securities, the Exchange Securities or the Guarantees. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum or the documents incorporated by reference thereto, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. All of the descriptions set forth in the Offering Memorandum or the documents incorporated by reference thereto, of the legal and governmental proceedings by or before any court, governmental agency or body are true and accurate in all material respects.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Offering Memorandum or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii) Possession of Intellectual Property. The Company and the Subsidiaries own, possess or license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property (including Intellectual Property which is licensed) or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Further Requirements. Assuming compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and compliance with the transfer restrictions set forth in Section 6 parties other than the Company or the Guarantors, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required (i) for the performance by the Company or any of the Guarantors of their respective obligations hereunder, (ii) in connection with the offering, issuance or sale of the Securities and the Guarantees under this Agreement or the consummation of the transactions contemplated by this Agreement or (iii) for the due execution, delivery or performance by the Company or any of the Guarantors of this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Guarantees or any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Subsidiaries in connection with the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of Proceeds”), except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations in connection with the transactions contemplated by the Registration Rights Agreement or state securities laws and except such where the failure to obtain would not result in a Material Adverse Effect.

(xix) Possession of Licenses, Provider Agreements and Permits. The Company and the Subsidiaries possess all governmental permits, licenses, provider numbers and agreements, approvals, consents, certificates and other authorizations required (i) under the Medicare, Medicaid, TRICARE and CHAMPUS programs, (ii) under the Clinical Laboratories Improvement Act of 1967, as amended (the “CLIA”), (iii) by the SAMHSA and (iv) as otherwise necessary to conduct the business now operated by them respectively, issued by CMS, the FDA, the SAMHSA and each other appropriate federal, state, local or foreign regulatory agencies or bodies including, but not limited to, any foreign regulatory authorities performing functions similar to their respective functions (“Governmental Authorizations”) except where failure to obtain such Governmental Authorizations would not singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Authorizations are valid and in full force and effect, except when the invalidity of such Governmental Authorizations or the failure of such Governmental Authorizations to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Authorizations, nor are there, to the knowledge of the Company or any Guarantor, pending or threatened actions, suits, claims or proceedings against the

Company or any Subsidiary before any court, governmental agency or body including, but not limited to, CMS, the FDA, and the SAMHSA or otherwise that would reasonably be expected to limit, revoke, cancel, suspend or cause not to be renewed any Governmental Authorizations, in each case, which, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Licensing and Accreditation of Laboratories. All of the regional laboratories of the Company and the Subsidiaries are eligible for accreditation by CAP and are so accredited, and all of the laboratories of the Company and the Subsidiaries are in compliance, in all material respects, with the standards required by CLIA.

(xxi) Title to Property. The Company and the Subsidiaries have valid title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum and reflected in the financial statements included therein; (b) are granted or created under the Amended and Restated Credit Agreement or (c) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect. Except as described in the Offering Memorandum, neither the Company nor any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which, singly or in the aggregate, would result in a Material Adverse Effect.

(xxii) Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, including, without limitation, professional liability insurance, with financially sound and reputable insurers, in such amounts, containing such deductibles and covering such risks as is reasonable and prudent in the view of the Company.

(xxiii) Environmental Laws. Except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, medical specimens, petroleum or petroleum products or nuclear or radioactive material (collectively,

“Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, licenses, authorizations and approvals currently required for their respective businesses under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any liability or obligation of the Company or any of the Subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to any Hazardous Materials or Environmental Laws.

(xxiv) Registration Rights. Except as disclosed in the Offering Memorandum or the documents incorporated by reference therein, there are no holders of securities (debt or equity) of the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company, who in connection with the issuance, sale and delivery of the Securities and the Guarantees, and the execution, delivery and performance of this Agreement, have the right to request the Company to register securities held by them under the 1933 Act.

(xxv) Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Company and its subsidiaries and their respective officers and directors to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(xxvi) Accounting Controls. The Company and its consolidated Subsidiaries maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvii) Investment Company Act. The Company and each of the Guarantors are not, and will not be as a result of the sale of the Securities and the Guarantees pursuant to this Agreement, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(xxviii) Similar Offering. Neither the Company nor any of its affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty), as such term is defined in Rule

501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxix) Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not for purposes of Rule 144A(d)(3)(i) be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxx) No General Solicitation or General Advertising. For purposes of qualifying for the exemptions under Section 4(2) or Rule 144A under the 1933 Act, none of the Company, its Affiliates or any person (other than the Initial Purchasers and their respective Affiliates, as to whom the Company makes no representation) acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D of the 1933 Act.

(xxxi) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and the initial resale by the Initial Purchasers to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939.

(xxxii) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(xxxiii) Related Party Transactions. All transactions required to be disclosed under Item 404 of Regulation S-K under the 1933 Act have been disclosed in the Offering Memorandum or the Company’s filings with the Commission under the 1934 Act.

                (b)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries, as the case may be, delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or any of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

                SECTION 2.                Sale and Delivery to Initial Purchasers; Closing.

                (a)           Securities and Guarantees. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the prices set forth in Schedule B, the aggregate principal amount of Securities (including the Guarantees) set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities (including the Guarantees) which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

                (b)           Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives, the Company and the Guarantors at 9:00 A.M. (New York Time) on October 31, 2005 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Guarantors (such time and date of payment and delivery being herein called the “Closing Time”).

                Payment shall be made to the Company and the Guarantors by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities and the Guarantees to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities and the Guarantees which it has agreed to purchase. Banc of America, Merrill Lynch and Morgan Stanley, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities and the Guarantees to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

                (c)           Denominations; Registration. Certificates for the Securities (including the Guarantees), shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement. The certificates for the Securities (including the Guarantees), will be made available for examination by the Representatives in The City of New York not later than 9:00 A.M. (New York Time) on the business day prior to the Closing Time.

                (d)           Initial Purchasers as a Qualified Institutional Buyer .  Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”).

                SECTION 3.                Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

                (a)           Delivery of Offering Memorandum. The Company and the Guarantors, as promptly as possible, will deliver to each Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto and any documents incorporated therein by reference as such Initial Purchaser may reasonably request.

                (b)           Amendments and Supplements. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with all applicable law.

                Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding but in no event longer than provided for in the Registration Rights Agreement if, in the judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the 1933 Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the 1933 Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

                (c)           Blue Sky Qualifications. The Company and the Guarantors will use their reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities and the Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect as long as required for the sale of the Securities and the Guarantees; provided, however, that (i) the Company and the Guarantors shall in no event be required to continue in effect any such qualification for a period of more than 180 days after the Closing Date, (ii) the Company and the Guarantors will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which they are not so qualified and (iii) the Company will not be required to subject itself to taxation (other than any nominal amount) in any jurisdiction if not otherwise so subject.

                (d)           Rule 158. The Company and the Guarantors will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                (e)           Use of Proceeds. The Company and the Guarantors will use the net proceeds received by them from the sale of the Securities and the Guarantees in the manner specified in the Offering Memorandum under “Use of Proceeds”.

                (f)            Restriction on Sale of Securities. Except as otherwise contemplated in the Offering Memorandum, during the period commencing on the date of the Offering Memorandum and ending at the Closing Time, the Company and the Guarantors will not, without the prior written consent of the Initial Purchasers, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities or guarantees of debt securities of the Company or any Guarantor or any securities convertible into or exercisable or exchangeable for any debt securities or guarantees of debt securities of the Company or any Guarantor or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any debt securities or guarantees of debt securities of the Company or any Guarantor, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any debt securities or guarantees of debt securities of the Company or any Guarantor or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities and the Guarantees to be sold hereunder or pursuant to the Exchange Offer.

                (g)           Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. Additionally, at any time when the Company is not subject to Section 13 or 15 of the 1934 Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

                (h)           DTC Clearance. The Company and the Guarantors will use all reasonable efforts in cooperation with the Initial Purchasers to permit the Securities and the Guarantees to be eligible for clearance and settlement through The Depository Trust Company.

                SECTION 4.                Payment of Expenses.

                (a)           Expenses. The Company and the Guarantors, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation and printing of the Offering Memorandum (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, including the Preliminary Offering Memorandum, and the delivery to the Initial Purchasers of copies of each (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees, (iii) the preparation, issuance and delivery of the certificates for the Securities and the Guarantees to the Initial Purchasers, (iv) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors, (v) the qualification of the Securities and the Guarantees under securities laws in accordance with the provisions of Section 3(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantees, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Initial Purchasers in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities and the Guarantees, if any, (viii) any fees payable in connection with the rating of the Securities and (ix) the preparation, printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any supplement thereto.

                (b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i), 10(a)(ii) or Section 12 hereof, the Company and the Guarantors, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                SECTION 5.                Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in Section 1(a) hereof or in certificates of any officer of the Company or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder and to the following further conditions:

                (a)           Opinion of Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto.

                (b)           Opinion of Assistant General Counsel of the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sirisha Gummaregula, Assistant General Counsel and Corporate Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers to the effect set forth in Exhibit B hereto.

                (c)           Opinion of Counsel for the Initial Purchasers. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                (d)           Officers’ Certificate. At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, including the documents incorporated by reference therein, shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the business, financial condition, operations, cash flow or business prospects of the Company and of the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the Company and the Guarantors shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time; and (iv) the representations and warranties of the Company and the Guarantors in Section 1(a) shall be accurate and true and correct as though expressly made at and as of the Closing Time. The Representatives shall have received a certificate of Robert A. Hageman, Senior Vice President and Chief Financial Officer of the Company and Joseph Manory, Vice President and Treasurer of the Company, dated as of Closing Time, to such effect.

                (e)           Accountant’s Comfort Letters and Consent. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP letters with respect to the Company dated such date, in form and substance satisfactory to the Representatives or to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                (f)            Bring-down Comfort Letters. At the Closing Time, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, letters dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                (g)           Maintenance of Rating. At Closing Time, the Securities (including the Guarantees) shall be rated at investment grade by Moody’s and S&P, and the Company and the Guarantors shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities and the Guarantees have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Securities and the Guarantees or any of the Company’s and the Guarantors’ other debt securities or debt instruments by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities and the Guarantees or any of the Company’s and the Guarantors’ other debt securities or debt instruments.

                (h)           Indenture and Registration Rights Agreement. At or prior to the Closing Time, the Company and the Trustee shall have executed and delivered the Indenture and the Company and the Guarantors shall have executed and delivered the Registration Rights Agreement.

                (i)            Additional Documents. At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require (including any consents under any agreements to which the Company is a party) for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Guarantees as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities and the Guarantees as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

                (j)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

                SECTION 6.                Subsequent Offers and Resales of the Securities. Each of the Initial Purchasers, the Company and the Guarantors, as the case may be, hereby establish and agree to observe the following procedures in connection with the offer and sale by the Initial Purchasers of the Securities.

                (A)  Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers.

                (B)  The Securities will be offered by the Initial Purchasers only by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

                (C)  Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

THIS SECURITY AND THE GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE GUARANTEES NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (I) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF ANY OF THE FOREGOING WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

                SECTION 7.                Indemnification.

                (a)           Indemnification of the Initial Purchasers. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantors by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto); provided, further that the Company and the Guarantors will not be liable to any Initial Purchaser or any person controlling such Initial Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum to the extent that the Company and the Guarantors shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Initial Purchaser sold Securities and Guarantees to a person to whom such Initial Purchaser failed to send or give, at or prior to the written confirmation of the sale of such Securities and Guarantees, a copy of the Offering Memorandum (as amended or supplemented) if the Company has previously furnished copies thereof to the Initial Purchaser (sufficiently in advance of the Closing Time to allow for distribution of the Offering Memorandum in a timely manner) and complied with their obligations hereunder and the loss, liability, claim, damage or expense of the Initial Purchaser resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the preliminary offering memorandum (as amended or supplemented) which was corrected in the final offering memorandum (as amended or supplemented).

                                The indemnified parties shall, however, be relieved of their obligation to first demand payment from the Company and the Guarantors or to wait such 30 calendar days if (i) the Company files a petition for relief under the United States Bankruptcy Code (the “Bankruptcy Code”), (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code, (iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets.

                (b)           Indemnification of Company and Guarantors, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Guarantors, their directors and officers, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantors by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

                (c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to such indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to such indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                (d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for the indemnified party’s reasonable fees and expenses of counsel in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party disputing the unpaid balance in good faith and substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement, subject to provision of notice by the indemnified party in accordance with (i) and (ii) above.

                SECTION 8.                Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities and the Guarantees pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities and the Guarantees pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities and the Guarantees pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total discount received by the Initial Purchasers, in each case as set forth on the cover of the bear to the aggregate initial offering prices of the Securities (including the Guarantees) as set forth on such cover Offering Memorandum.

                The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities (including the Guarantees) sold by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                For purposes of this Section 8, (a) each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and (b) each director of the Company and each Guarantor, and each person, if any, who controls the Company and each Guarantor, as the case may be, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each Guarantor. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities (including the Guarantees) set forth opposite their respective names in Schedule A hereto and not joint.

                SECTION 9.                Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company or any Guarantor, and shall survive delivery of the Securities (including the Guarantees) to the Initial Purchasers.

                SECTION 10.              Termination of Agreement.

                (a)           Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred a downgrading in the rating of the Company’s debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company debt securities or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities and the Guarantees or to enforce contracts for the sale of the Securities and the Guarantees, or (iv) if trading in any securities of the Company has been suspended or limited by the Commission or the NASDAQ National Market System, or if trading generally on the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

                (b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

                SECTION 11.              Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at Closing Time to purchase the Securities (including the Guarantees) which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(A) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities (including the Guarantees) to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all non-defaulting Initial Purchasers, or

(B) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities (including the Guarantees) to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchasers.

                No action taken pursuant to this Section shall relieve any defaulting Initial Purchasers from liability in respect of its default.

                In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

                SECTION 12.              Default by the Company and the Guarantors. If the Company and the Guarantors shall fail at Closing Time to sell the number of Securities (including the Guarantees) that they are obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 7, 8 and 9 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or the Guarantors from liability, if any, in respect of such default.

                SECTION 13.              Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Banc of America Securities LLC at 40 West 57th Street, New York, New York 10019, attention of High Grade Debt Capital Markets Transaction Management, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Stuart H. Gelfond, Esq.; and notices to the Company shall be directed to it at 1290 Wall Street West, Lyndhurst, New Jersey 07071, attention of General Counsel and Corporate Secretary, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention of Stephen T. Giove, Esq.

                SECTION 14.              Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities and Guarantees from any Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

                SECTION 15.              Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. SPECIFIED TIMES OF DAY HEREIN REFER TO NEW YORK CITY TIME.

                SECTION 16.              Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                SECTION 17.              Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                SECTION 18.              No Advisory or Fiduciary Responsibility .  Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

                SECTION 19.              General Provisions . This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.

Very Truly Yours, QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Robert A. Hagemann
Name: Robert A. Hagemann Title: Senior Vice President and Chief Financial Officer

QUEST DIAGNOSTICS HOLDINGS INCORPORATED QUEST DIAGNOSTICS CLINICAL LABORATORIES, INC. QUEST DIAGNOSTICS INCORPORATED (CA) QUEST DIAGNOSTICS INCORPORATED (NV)
QUEST DIAGNOSTICS INCORPORATED (MD) QUEST DIAGNOSTICS LLC (IL) QUEST DIAGNOSTICS LLC (CT)
QUEST DIAGNOSTICS LLC (MA)
QUEST DIAGNOSTICS INCORPORATED (MI) QUEST DIAGNOSTICS OF PENNSYLVANIA INC. AML INC.
AMERICAN MEDICAL LABORATORIES INCORPORATED
APL PROPERTIES LIMITED LIABILITY COMPANY
METWEST INC. NICHOLS INSTITUTE DIAGNOSTICS
QUEST DIAGNOSTICS NICHOLS INSTITUTE, INC. DPD HOLDINGS, INC. DIAGNOSTICS REFERENCE SERVICES INC.
UNILAB CORPORATION
UNILAB ACQUISITION CORPORATION

By:	/s/ Joseph P. Manory
Name: Joseph P. Manory Title: Vice President and Treasurer

PATHOLOGY BUILDING PARTNERSHIP, a Delaware general partnership

By:	Quest Diagnostics Incorporated, a Maryland
Corporation, its general partner

By:	/s/ Joseph P. Manory
Name: Joseph P. Manory Title: Vice President and Treasurer

QUEST DIAGNOSTICS INVESTMENTS INCORPORATED a Delaware corporation

By:	/s/ Stephen A. Calamari
Name: Stephen A. Calamari Title: Treasurer

QUEST DIAGNOSTICS FINANCE INCORPORATED a Delaware corporation

By:	/s/ Stephen A. Calamari
Name: Stephen A. Calamari Title: Treasurer

CONFIRMED AND ACCEPTED,
   as of the date first above written:

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
By: BANC OF AMERICA SECURITIES LLC

By         /s/ Lily Chang
               Authorized Signatory

For itself and the other Initial Purchasers
named in Schedule A hereto.

SCHEDULE A

Name of Initial Purchaser	Principal Amount of 5.125% Senior Notes Due 2010 To Be Purchased	Principal Amount of 5.45% Senior Notes Due 2015 To Be Purchased

Banc of America Securities LLC	$160,000,000	$200,000,000
Merrill Lynch, Pierce, Fenner & Smith	$120,000,000	$150,000,000
Incorporated
Morgan Stanley & Co. Incorporated	$120,000,000	$150,000,000
Total:	$400,000,000	$500,000,000

SCHEDULE B-PRICING INFORMATION

QUEST DIAGNOSTICS INCORPORATED

$400,000,000  5.125% Senior Notes due 2010

                1.             The initial public offering price of the Securities, determined as provided in said Section 2, shall be 99.812% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

                2.             The purchase price to be paid by the Initial Purchasers for the Securities shall be 99.212% of the principal amount thereof.

                3.             The interest rate on the Securities shall be 5.125% per annum.

                4.             At any time and from time to time, the Securities shall be redeemable, as a whole or in part, at the option of the Company, on at least 30 days, but not more than 60 days, prior notice, at a redemption price equal to the greater of:

•	100% of principal amount of the Securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate plus 15.0 basis points, plus, in each case, accrued interest to the date of redemption which has not been paid.

$500,000,000  5.45% Senior Notes due 2015

                1.             The initial public offering price of the Securities, determined as provided in said Section 2, shall be 99.680% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

                2.             The purchase price to be paid by the Initial Purchasers for the Securities shall be 99.030% of the principal amount thereof.

                3.             The interest rate on the Securities shall be 5.45% per annum.

                4.             At any time and from time to time, the Securities shall be redeemable, as a whole or in part, at the option of the Company, on at least 30 days, but not more than 60 days, prior notice, at a redemption price equal to the greater of:

•	100% of principal amount of the Securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate plus 20.0 basis points, plus, in each case, accrued interest to the date of redemption which has not been paid.

SCHEDULE C – GUARANTORS

Guarantor	Ownership	Place of Incorporation or Formation

Quest Diagnostics Holdings Incorporated	Quest Diagnostics Incorporated (DE)	Delaware
Quest Diagnostics Clinical Laboratories, Inc.	Quest Diagnostics Holdings Incorporated	Delaware
Quest Diagnostics Incorporated (CA)	Quest Diagnostics Incorporated (DE)	California
Quest Diagnostics Incorporated (NV)	AML Inc.	Nevada
Quest Diagnostics Incorporated (MD)	Quest Diagnostics Incorporated (DE)	Maryland
Quest Diagnostics LLC (IL)	Quest Diagnostics Incorporated (DE)	Illinois
Quest Diagnostics LLC (CT)	Quest Diagnostics Incorporated (DE)	Connecticut
Quest Diagnostics LLC (MA)	Quest Diagnostics Incorporated (DE)	Massachusetts
Quest Diagnostics Incorporated (MI)	Quest Diagnostics Incorporated (DE)	Michigan
Quest Diagnostics of Pennsylvania Inc.	Quest Diagnostics Incorporated (DE)	Delaware
AML Inc.	American Medical Laboratories Incorporated	Delaware
American Medical Laboratories Incorporated	Quest Diagnostics Incorporated (DE)	Delaware
AML Properties Limited Liability Company	Quest Diagnostics Incorporated (NV)	Nevada
MetWest Inc.	DPD Holdings, Inc. (DE)	Delaware
Nichols Institute Diagnostics	Quest Diagnostics Incorporated (DE)	California
Quest Diagnostics Nichols Institute, Inc.	AML Inc.	Virginia
DPD Holdings, Inc.	Quest Diagnostics Incorporated (DE)	Delaware
Diagnostics Reference Services Inc.	Quest Diagnostics Incorporated (MD)	Maryland
Pathology Building Partnership	Diagnostic Reference Services Inc. (MD) - 50%; Quest Diagnostics Incorporated (MD) – 50%	Maryland

Guarantor	Ownership	Place of Incorporation or Formation

Quest Diagnostics Investments Incorporated	Quest Diagnostics Incorporated (DE)	Delaware
Quest Diagnostics Finance Incorporated	Quest Diagnostics Investments Incorporated (DE)	Delaware
Unilab Corporation	Quest Diagnostics Incorporated (DE)	Delaware
Unilab Acquisition Corporation, d/b/a FNA Clinics of America	Unilab Corporation	Delaware

SCHEDULE D- SUBSIDIARIES1

100% Quest Diagnostics Holdings Incorporated (f/k/a SBCL, Inc.) (DE)
100% Quest Diagnostics Clinical Laboratories, Inc. (f/k/a SmithKline Beecham
Clinical Laboratories, Inc.) (DE)
(33-1/3%) Compunet Clinical Laboratories (OH)
(44%) Mid America Clinical Laboratories (IN)
(51%) Diagnostic Laboratory of Oklahoma LLC (OK)

100% Quest Diagnostics Incorporated (CA)

100% Quest Diagnostics Incorporated (MD)
100% Diagnostics Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100% Quest Diagnostics Incorporated (MI)

100% Quest Diagnostics Investments Incorporated (DE)
100% Quest Diagnostics Finance Incorporated (DE)

100% Quest Diagnostics LLC (IL)
100% Quest Diagnostics LLC (MA)
100% Quest Diagnostics LLC (CT)

100% Unilab Corporation (DE)
Unilab Acquisition Corporation, d/b/a FNA Clinics of America (DE)

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51% Quest Diagnostics Venture LLC (PA)
53.5% Associated Clinical Laboratories (PA) (gen. ptnrshp.)
100% North Coast General Services, Inc. (PA)

100% Quest Diagnostics of Puerto Rico, Inc.

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics Ventures LLC (DE)

100% DPD Holdings, Inc. (DE)
100% MetWest Inc. (DE)
100% Diagnostics Path Lab, Inc. (TX)

_________________________
[1] Certain joint ventures and partnerships are included that may not meet the definition of Subsidiary.

100% American Medical Laboratories, Incorporated (DE)
100% AML Inc. (DE)
100% Quest Diagnostics Nichols Institute, Inc. (f/k/a Medical Laboratories
Corporation) (VA)
100% Quest Diagnostics Incorporated (NV)
100% APL Properties Limited Liability Company (NV)

100% Lab Portal, Inc. (DE)

100% Lifepoint Medical Corporation (DE)
100% C&S Clinical Laboratory, Inc. (NJ) (dba Clinical Diagnostic Services)
100% MedPlus, Inc. (OH)
100% Worktiviti, Inc. (fka Universal Document Management Systems, Inc.) (OH)
100% Valcor Associates Inc. (PA)

100% Nichols Institute Diagnostics (CA)

100% Nichols Institute Diagnostics Limited (UK)

100% Nichols Institute Diagnostics Trading AG (Switzerland)

100% Nichols Institute Diagnostika GmbH (Germany)
100% Nichols Institute Diagnostika GmbH (Austria)

100% Nichols Institute International Holding B.V. (Netherlands)
100% Nichols Institute Diagnostics B.V. (Netherlands)
100% Nichols Institute Diagnostics SARL (France)

100% Nomad Massachusetts, Inc. (MA)
100% Quest Diagnostics, S.A. de C.V. (Mexico)
100% Analisis, S.A. (Mexico)
100% Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
100% Servicios de Laboratorio, S.A. de C.V. ( Mexico)
100% Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
100% Laboratorio de ANalisis Biomedicos, S.A. (Mexico)

100% Quest Diagnostics do Brasil Ltda. (Brazil)

100% Quest Diagnostics Limited (UK)
100% The Pathology Partnership plc (UK)

100% Quest MRL, Inc.(DE) (Expected to merge into MetWest in 2001)
100% Quest Diagnostics Ventures LLC (DE) (Expected to merge into Quest Diagnostics Incorporated (DE) in
2001)

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics Investments Incorporated (DE)
100% Quest Diagnostics Finance Incorporated (DE)

100% Nichols Institute Diagnostics (CA)
100% Nichols Institute Sales Corporation (U.S.V.I.)
100% Nichols Institute Diagnostics Limited (U. K.)
100% Nichols Institute Diagnostics Trading S.A. (Switzerland)
100% Nichols Institute Diagnostika GMBH (Germany)
100% Nichols Institute Diagnostika GMBH (Austria)
100% Nichols Institute International Holding B.V. (Netherlands)
100% Nichols Institute Diagnostics B.V. (Netherlands)
100% Nichols Institute Diagnostics SARL (France)

100% Quest Diagnostics do Brasil Ltda. S.C. (Brazil)

100% Quest Diagnostics Limited (UK)
100% The Pathology Partnership plc

100% Nomad-Massachusetts, Inc. (MA)
100% Quest Diagnostics, S.A. de C.V. (Mexico).fn (Owns Juarez Business)
100% Analisis, S.A. (Mexico)
100% Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico).
100% Servicios de Laboratorio, S.A. de C.V. (Mexico)
100% Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)

100% Laboratorio de Analisis Biomedicos, S.A. (Mexico).